UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) November 9, 2021

The ExOne Company

(Exact name of registrant as specified in its charter)

Delaware	001-35806	46-1684608
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

127 Industry Boulevard North Huntingdon, Pennsylvania	15642
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (724) 863-9663

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock	XONE	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (the “Exchange Act”) (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

The ExOne Company (“ExOne”) held a special meeting of stockholders (the “Special Meeting”) on November 9, 2021. At the Special Meeting, ExOne’s stockholders voted on three proposals, each of which was described in ExOne’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on October 8, 2021. At the close of business on October 4, 2021, the record date for the Special Meeting, there were 22,361,254 shares of common stock, $0.01 par value per share, of ExOne outstanding and entitled to vote. A total of 14,961,779 shares of common stock were voted virtually or by proxy, representing 66.90% of the shares of common stock outstanding and entitled to vote, which constituted a quorum to conduct business at the Special Meeting. The final voting results with respect to each proposal considered and voted upon at the Special Meeting are set forth below.

Proposal 1

ExOne stockholders voted to adopt the Agreement and Plan of Merger, dated as of August 11, 2021 (the “Merger Agreement”), by and among Desktop Metal, Inc., a Delaware corporation (“Desktop Metal”), Texas Merger Sub I, Inc., a Delaware corporation and a wholly owned subsidiary of Desktop Metal (“Merger Sub I”), Texas Merger Sub II, LLC, a Delaware limited liability company and a wholly owned subsidiary of Desktop Metal (“Merger Sub II”), and ExOne, pursuant to which Merger Sub I will merge with and into ExOne (the “First Merger”), and immediately thereafter ExOne, as the surviving corporation of the First Merger, will merge with and into Merger Sub II (the “Second Merger,” and together with First Merger, the “Mergers”), with Merger Sub II surviving the Second Merger and continuing as a wholly owned subsidiary of Desktop Metal (the “Merger Proposal”):

For: 14,873,549
Against: 72,861
Abstained*: 15,369
Broker Non-Votes*: 0
Percentage of Votes Cast in Favor of Total Shares Represented at the Special Meeting: 99.41%

*	Abstentions are counted towards the vote total for the Merger Proposal and have the same effect as “Against” votes. Broker non-votes have the same effect as a vote “Against” the Merger Proposal.

Proposal 2

ExOne stockholders voted to approve, on a non-binding, advisory basis, the compensation that may be paid or become payable to ExOne’s named executive officers in connection with the Mergers (the “Advisory Executive Compensation Proposal”):

For: 13,930,428
Against: 818,552
Abstained**: 212,799
Broker Non-Votes**: 0
Percentage of Votes Cast in Favor of Total Shares Represented at the Special Meeting: 93.10%

**

Abstentions are counted towards the vote total for the Advisory Executive Compensation Proposal and have the same effect as “Against” votes. Broker non-votes have no effect on the outcome of the voting on the Advisory Executive Compensation Proposal.

Proposal 3

ExOne stockholders voted to approve one or more adjournments of the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to approve the Merger Proposal at the time of the Special Meeting (the “Adjournment Proposal”):

For: 14,010,456
Against: 929,747
Abstained***: 21,576
Broker Non-Votes***: 0
Percentage of Votes Cast in Favor of Total Shares Represented at the Special Meeting: 93.64%

***

Abstentions are counted towards the vote total for the Adjournment Proposal and have the same effect as “Against” votes. Broker non-votes have no effect on the outcome of the voting on the Adjournment Proposal.

On November 9, 2021, ExOne issued a press release announcing the results of the voting at the Special Meeting. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	Press Release of The ExOne Company dated November 9, 2021

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

November 10, 2021 (Date)	The ExOne Company (Registrant)

/s/ Loretta L. Benec
Loretta L. Benec
Vice President, General Counsel and Corporate Secretary